                                                                       EXHIBIT 8


                         SOFTWARE.COM AFFILIATE LETTER


Phone.com, Inc.
800 Chesapeake Drive
Redwood City, CA 94603

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Sofware.com, Inc., a Delaware corporation ("Software.com"), as the term "affiliate" is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement"), among Phone.com, Inc., a Delaware corporation ("Phone"), Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Merger Sub"), and Software.com, Merger Sub will be merged with and into Software.com (the "Merger").

     As a result of the Merger, I may receive shares of common stock, par value $0.001 per share, of Phone (the "Phone Securities") in exchange for shares owned by me of common stock, par value $0.001 per share, of Software.com (or upon the exercise of options for such shares).

     I hereby represent, warrant, and covenant to Phone that in the event I receive any Phone Securities as a result of the Merger:

     A. I shall not make any sale, transfer, or other disposition of the Phone Securities in violation of the Securities Act of 1933, as amended (the "Act") or the rules and regulations (the "Rules and Regulations") of the Commission under the Act.

     B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Phone Securities, to the extent I felt necessary, with my counsel or counsel for Software.com.

     C. I have been advised that the issuance of Phone Securities to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Software.com, (i) I may be deemed to be an affiliate of Software.com and (ii) the distribution by me of the Phone Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Phone Securities issued to me in the Merger unless (x) such sale, transfer or other disposition has been registered under the Act, (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (z) in the opinion of counsel reasonably acceptable to Phone, or a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Phone is under no obligation to register the sale, transfer, or other disposition of the Phone Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. I also understand that stop transfer instructions will be given to Phone's transfer agents with respect to the Phone Securities and that there will be placed on the certificates for the Phone Securities issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

     F. I also understand that unless the transfer by me of my Phone Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Phone reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Phone that the Phone Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Phone has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Phone, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

     I further represent to and covenant with Phone that I will not, from the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any Software.com shares or shares of the capital stock of Phone that I may hold and I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any Phone Securities received by me in the Merger or any other shares of the capital stock of Phone until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of Software.com and Phone have been published by Phone, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"). Notwithstanding the foregoing, I understand that during the Pooling Period, subject to obtaining the prior written consent of Phone, I will not be prohibited from selling up to 10% of the shares of Phone Common Stock (the "10% Shares") received by me or shares of Phone Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Phone Common Stock received by me or shares of Phone Common Stock owned by me, subject to the same restrictions; provided, however, that all holders of Phone Common Stock, as a group, and all holders of Software.com Common Stock, as a group, shall not be permitted to sell, in the aggregate, in excess of one percent (1%) of the total number of shares exchanged in the Merger (the "Threshold"). The 10% Shares shall be calculated in accordance with

SEC Accounting Series Release 135, as amended, by Staff Accounting Bulletin No.
76. I covenant with Phone that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time (as defined in the Merger Agreement) and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts. I understand that Phone shall not withhold its consent to such disposition so long as such disposition is within the Threshold.

     If at any time, Phone determines that the Merger may not be accounted for as a "pooling of interests," then the restrictions in the preceding paragraph shall terminate 45 days from the date on which it is determined that the Merger may not be accounted for as a "pooling of interests."

     I understand that, if at any time prior to the commencement of the Pooling Period I cease to be an "affiliate" of Software.com, I may request in writing to Phone that I be released from my obligations hereunder and Phone shall grant such request if, in Phone's good faith judgment, Phone determines that I am, in fact, no longer an "affiliate" of Software.com and such release would not otherwise prevent the Merger from being accounted for as a "pooling of interests."

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Software.com as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                                     Very truly yours,



                                                     _________________________
                                                     Name:


Accepted this     day of      , 2000 by


Phone.com, Inc.


By  _____________________________
    Name:
    Title: